Exhibit 99.1

RCN Reports Second Quarter 2005 Results

Achieves $141.4 Million in Revenue, $19.8 Million in EBITDA

Core Residential Revenue Increases 4% Year-Over-Year (including Starpower in 2004)

Focus on Core Subscribers Drives Increased Average Revenue Per Customer and Bundle Rate

Herndon, VA, August 10, 2005 - RCN Corporation (NASDAQ: RCNI), a leading provider of triple play communication services, today announced its results for the second quarter of 2005.

“RCN’s performance throughout the first half of 2005 has tracked consistently with our plan to achieve our financial objectives for the year,” stated James F. Mooney, Chairman of RCN’s board of directors. “During the second quarter, we successfully drove year-over-year revenue growth, increasing our core residential revenues 4% and commercial revenues 8%. We accomplished this by refining our customer mix toward high value subscribers, driving RCN’s industry-leading average revenue and per customer bundle rates even higher. As we move into the second half of the year, we are intensifying our focus on top-line growth through initiatives to deepen our penetration and acquire new target customers. We have made important initial progress on our cost structure and will continue our drive to improve the cost profile across the company. We remain focused on strong execution of our strategic plan to increase revenue, profit and cash flow growth.”

Adjusted Results (Including Starpower in 2004). RCN’s 2005 reported results of operations are not comparable with its historic results due to RCN’s emergence from bankruptcy reorganization on December 21, 2004 and adoption of “fresh start” accounting, which required RCN to allocate its “reorganization value” among its assets and liabilities based on fair value estimates. Second quarter 2004 reported results reflect operations prior to bankruptcy reorganization. In addition, on December 21, 2004, RCN acquired the remaining 50% interest in Starpower it did not previously own. First and second quarter 2005 reported results reflect the consolidation of Starpower’s results, whereas second quarter 2004 reported results include Starpower’s results in accordance with the equity method.

For ease of comparison, the following discussion regarding adjusted results includes information giving effect to 2004 results as if Starpower had been 100% owned during all 2004 periods. See page 9 for a reconciliation of adjusted information to reported results.

•	Second quarter 2005 revenue of $141.4 million increased slightly from $140.5 million in the second quarter of 2004 and $140.8 million in the first quarter of 2005.

•	Second quarter 2005 ending subscribers were approximately 413,000 versus approximately 431,000 in the second quarter of 2004 and approximately 422,000 in the first quarter of 2005.

•	Second quarter 2005 average revenue per customer was $102, an increase from $95 in the second quarter of 2004 and $100 in the first quarter of 2005.

•	EBITDA for the second quarter 2005 was $19.8 million versus $25.3 million in the second quarter of 2004 and $25.8 million in the first quarter of 2005. As disclosed previously, there were net benefits of $9.4 million in the second quarter 2004 EBITDA and $4.5 million in the first quarter 2005 EBITDA that are not expected to continue into the future. EBITDA is a non-GAAP measure – see “Non-GAAP Measures” discussion below.

•	Second quarter 2005 capital expenditures were $11.5 million versus $14.6 million in second quarter 2004 and $11.4 million in first quarter 2005.

•	RCN ended the quarter with $171 million in cash, temporary cash investments, and short-term investments.

Second Quarter Accomplishments. During the quarter, RCN moved forward on its initiatives in the following areas:

Footprint Expansion:

•	Initiated build-out program

•	Invested in sales, customer retention, sales representatives and branding

•	Added resources to RCN Business Solutions

Innovation and Service Packages:

•	Increased level of marketing targeted toward specific customer segments

•	Added new regional sports packages, including the Washington Nationals

•	Entered into new content deals that enhance Premium package offerings

•	Began process of building an improved library of movies on demand

Tactical Cost Reductions:

•	Renegotiated 4 programming agreements

•	Consolidated Lehigh Valley and Philadelphia network headends

•	Closed three corporate facilities

•	Centralized telesales and Tier 2 Customer Service into one location

•	Streamlined operations, reducing headcount to 2,055 from 2,131 in first quarter 2005

Peter Aquino, President and Chief Executive Officer of RCN, stated, “During the second quarter, the RCN team executed well on our plan to refocus our subscriber base, increasing our bundle rate and our average revenue per customer by culling lower margin customers from our base. We expanded gross margin both sequentially and year-over-year through network consolidation and cost savings, which we continue to pursue. We also successfully renegotiated several programming contracts, maintaining strong channel line-ups while lowering expenses. Going forward, in addition to our ongoing cost reduction initiatives, we are addressing the large untapped growth and profit potential in our markets by stepping up our plans to increase our network capability, improve sales and marketing, and strengthen our footprint. In the second half of the year we intend to leverage our competitive strengths to reinforce our platform for growth.”

Reported Results. Second quarter 2005 Successor revenue increased to $141.4 million from second quarter 2004 Predecessor revenue of $121.3 million and from first quarter 2005 Successor revenue of $140.8 million. Second quarter 2005 Successor EBITDA decreased to $19.8 million from second quarter 2004 Predecessor EBITDA of $21.4 million and from first quarter 2005 Successor EBITDA of $25.8 million. Net loss from continuing operations for second quarter 2005 Successor decreased to $31.3 million from second quarter 2004 Predecessor net loss from continuing operations of $71.6 million and from first quarter 2005 Successor net loss from continuing operations of $32.1 million.

Megacable Update: RCN has 48.93% interests in both Megacable, S.A. de C.V., a cable television and high-speed data services provider in certain portions of Mexico (“Megacable”), and Megacable

Communicaciones de Mexico S.A. (“MCM”), a provider of local voice and high-speed data services in Mexico City. As disclosed previously, for the past several years, Megacable and MCM have not provided their financial statements to RCN on a timely basis. The most recent audited financial statements RCN has received for both Megacable and MCM are for the year ended December 31, 2003. In August, 2005, RCN received unaudited financial statements for Megacable for the year ended December 31, 2004 (see pages 11 and 12 for condensed financial results and selected operating metrics). Megacable management has confirmed that the audit of its 2004 financial statements is in progress, but is not able to provide an estimated completion date. Megacable has not yet provided 2005 results, and MCM has not provided results for 2004 or 2005. RCN is working with Megacable and MCM management to obtain this additional information.

2005 Financial Outlook. Mike Sicoli, Chief Financial Officer of RCN, stated, “As we move into the second half of 2005, we will emphasize a balanced approach to fund selected capital and operating investments to support our growth initiatives through cost savings we have already achieved and additional efficiencies we are targeting in key areas. We are re-affirming our guidance for revenue and capital expenditures, increasing our EBITDA guidance range by $5 million, and slightly decreasing our year-end customer guidance, reflecting our continued efforts to de-emphasize lower margin customers and focus on higher value bundled customers.”

RCN’s updated full-year 2005 Outlook is listed below:

•	Year-end customers at approximately 400,000

•	Revenue of approximately $555 million to $565 million

•	EBITDA of approximately $75 million to $85 million

•	Capital expenditures of approximately $75 million to $80 million

Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA margin, adjusted results as if Starpower had been 100% owned during all 2004 periods and ARPC. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because they are an integral part of the Company’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. A reconciliation schedule to the comparable GAAP measures is available on pages 9 and 10. The EBITDA non-GAAP measure presented may not be comparable to similarly titled measures presented by other companies.

Second Quarter Conference Call

Management will conduct a conference call to discuss second quarter results and its strategic outlook today at 10:00 AM Eastern time. Please be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is 706-634-2478, conference ID: 7930605. The call is also being webcast with an accompanying slide presentation, which can be accessed at http://investor.rcn.com/calendar.cfm.

A replay of this conference call will be available from 1 PM on August 10 until 11:59 PM Eastern time on August 17. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. The webcast and slides will also be archived on RCN’s website.

About RCN Corporation

RCN Corporation, http://www.rcn.com, is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential customers in the most densely populated markets in the U.S. RCN Business Solutions is a growing business that also provides bulk video, high-capacity and voice services to business customers. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets. RCN also owns 49% of Megacable, one of the largest cable companies in Mexico. (RCNI-Q)

RCN Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

Contacts:	Richard Ramlall, SVP Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777

(Tables follow)

RCN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Share and Per Share Data)

(Unaudited)

	Successor	Successor	Predecessor
	Quarter Ended June 30, 2005	Quarter Ended March 31, 2005	Quarter Ended June 30, 2004
Revenues	$141,426	$140,809	$121,281
Costs and expenses:
Direct expenses	50,722	51,048	46,610
Operating and selling, general and administrative	70,922	66,605	53,288
Non-cash stock based compensation	—	—	1,553
Non-cash issuance of warrants	564	—	—
Impairments (recoveries) and other charges, net	(3,189)	2,576	1,584
Depreciation and amortization	46,173	45,759	58,707

Operating loss	(23,766)	(25,179)	(40,461)
Investment income	1,353	1,163	660
Interest expense	10,386	10,233	29,184
Gain on sale of assets	1,240	1,483	—
Other income, net	521	1,087	108

Loss from continuing operations before reorganization items and income taxes	(31,038)	(31,679)	(68,877)
Reorganization items, net	—	—	8,025
Income tax provision (benefit)	302	379	—

Loss from continuing operations before equity in unconsolidated entities and minority interest	(31,340)	(32,058)	(76,902)
Equity in income of unconsolidated entities	—	—	5,327

Net loss from continuing operations	(31,340)	(32,058)	(71,575)
Discontinued operations, net of tax of $0, $0, and $0	(7)	55	(2,092)

Net loss before cumulative effect of change in accounting principal	(31,347)	(32,003)	(73,667)
Cumulative effect on prior years of retroactive application of a change in accounting for legal fees, net of tax	—	2,600	—
Preferred dividend and accretion requirements	—	—	20,472

Net loss to common shareholders	$(31,347)	$(29,403)	$(94,139)

RCN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share and Per Share Data)

(Unaudited)

	Successor
	June 30, 2005	March 31, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and temporary cash investments	$156,890	$150,373	$54,351
Short-term investments	13,757	19,826	109,613
Other current assets	66,213	70,275	78,063

Total current assets	236,860	240,474	242,027
Property, plant and equipment, net of accumulated depreciation of $86,924, $45,571 and $4,605	732,478	763,147	793,691
Investments in joint ventures and equity securities	185,111	177,445	178,000
Intangible assets, net of accumulated amortization of $10,188, $5,385 and $613	131,530	136,635	141,786
Long-term restricted investments	21,657	23,680	25,063
Deferred charges and other assets	18,835	19,425	19,943

Total assets	$1,326,471	$1,360,806	$1,400,510

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities	160,976	165,112	177,601
Long term debt	489,966	489,705	489,710
Other deferred credits	23,570	30,949	28,277

Total liabilities	674,512	685,766	695,588

Shareholders’ equity:
Successor Common stock, par value $0.01 per share, 100,000,000 shares authorized, 35,880,267 and 31,919,044 shares issued and outstanding	343	319	319
Committed common stock, par value $0.01,857,825 and 4,101,806 shares committed	8	41	41
Committed capital in excess of par	27,479	131,355	131,355
Additional paid-in-capital	681,343	576,895	576,895
Accumulated deficit	(64,438)	(33,091)	(3,688)
Cumulative translation adjustments	7,111	(555)	—
Unrealized appreciation on investments	113	76

Total shareholders’ equity	651,959	675,040	704,922

Total liabilities, redeemable preferred stock and shareholders’ equity	$1,326,471	$1,360,806	$1,400,510

RCN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in Thousands, Except Share and Per Share Data)

(Unaudited)

	Successor	Predecessor
	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities
Net loss	$(60,750)	$(78,546)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	91,932	128,414
Unrealized (depreciation) appreciation on investments	113	(433)
Other	(6,605)	(54,115)

Net cash provided by (used in) operating activities	24,690	(4,680)

Cash flows from investing activities:
Additions to property, plant and equipment	(24,018)	(25,240)
(Increase) decrease in short-term investments	95,969	(94,184)
Proceeds from sale of assets	4,440	—
Proceeds from sale of discontinued operations	—	120,203
Discontinued operations	—	(402)
Decrease (increase) in investments restricted for debt service	3,406	94,184

Net cash provided by investing activities	79,797	94,561

Cash flows from financing activities:
Repayment of long-term debt	(1,650)	(84,546)
Repayment of capital lease obligations	(298)	(808)

Net cash used in financing activities	(1,948)	(85,354)

Net increase in cash and temporary cash investments	102,539	4,527
Cash and temporary cash investments at beginning of period	54,351	18,395

Cash and temporary cash investments at end of period	$156,890	$22,922

RCN Corporation

Selected Operating Metrics (1)

(Excludes Discontinued Operations)

	Q2 2005	Q1 2005	Q2 2004
Revenues (Consolidated):
Voice	$37,079	$37,778	$39,368
Video	64,965	62,837	61,583
Data	34,118	34,181	33,434
Other	3,736	4,180	3,742
Reciprocal Compensation	1,528	1,833	2,393

Total	$141,426	$140,809	$140,520
RGUs:
Voice	276,000	280,000	279,000
Video	371,000	379,000	386,000
Cable Modem	229,000	229,000	209,000

Total RGUs	876,000	888,000	874,000
Number of Customers	413,000	422,000	431,000
% Customers in Bundles	65%	64%	60%
Average Monthly Revenue Per Customer (ARPC)	$102	$100	$95
Average RGUs Per Customer	2.1	2.1	2.0

(1)	Includes 100% ownership of Starpower for all periods. Refer to RCN’s 10-K for the year ended December 31, 2004 for definition of metrics.

RCN Corporation

Non-GAAP Reconciliation

(1) EBITDA is defined as operating income plus depreciation and amortization, non-cash stock based compensation and other special items including non-cash issuance of warrants, impairments and other charges and cumulative effect of accounting changes. EBITDA margin represents EBITDA divided by revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA as defined above may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations.

	For the three months ended			Guidance
($ in thousands)	June 30, 2004	March 31, 2005 as restated	June 30, 2005	For the year ended December 31, 2005
Operating loss	($40,461)	($25,179)	($23,766)	($110,000 -$100,000)
Depreciation and amortization	58,707	45,759	46,173	185,000
Non-cash stock based compensation	1,553	—	—	—
Non-cash issuance of warrant	—	—	564	—
Impairments and other charges, net	1,584	2,576	(3,189)	—
Cumulative effect of accounting changes	—	2,600	—	—

EBITDA	$21,383	$25,756	$19,782	$75,000 - $85,000
EBITDA Margin	17.6%	18.3%	14.0%

(2) For ease of comparison, the following presents adjusted results giving to effect to 2004 results as if Starpower had been 100% owned during all 2004 periods. We believe these measures are useful because they allow investors to evaluate our performance for different periods on a more comparable basis.

For the three months ended
($ in thousands)	June 30, 2004
Reported Revenue	$121,281
Plus: Starpower	19,239

Adjusted Revenue	140,520
Reported Direct Costs	46,610
Plus: Starpower	5,944

Adjusted Direct Costs	52,554
Reported SG&A	53,288
Plus: Starpower	9,417

Adjusted SG&A	62,705
EBITDA (see above)	21,383
Plus: Starpower	3,878

Adjusted EBITDA	25,261
Adjusted EBITDA Margin	18.0%
Reported Capex	12,765
Plus: Starpower	1,843

Adjusted Capex	14,608

RCN Corporation

Non-GAAP Reconciliation

(Continued)

(3) Average monthly revenue per customer, or ARPC, is an industry metric that measures adjusted revenues, excluding commercial and other residential revenue (consisting of dial-up, reciprocal compensation and RCN Entertainment) per period divided by the average number of customers during that period. ARPC as defined above may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC as defined above may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations.

	For the three months ended
($ in thousands, except ARPC)	June 30, 2004	March 31, 2005 as restated	June 30, 2005
Adjusted Revenue	$140,520	$140,809	$141,426
Less: Commercial Revenue	(6,145)	(6,417)	(6,656)
Less: Other Residential Revenue	(10,835)	(7,531)	(6,664)

Core Residential Revenue	$123,540	$126,861	$128,105
ARPC	$95	$100	$102

MEGACABLE, S.A. DE C.V. AND SUBSIDIARIES

CONDENSED FINANCIAL RESULTS (UNAUDITED) AND SELECTED METRICS

(Dollars in millions)

INCOME STATEMENT

	2004	2003
Revenues	$186.2	$153.5
Cost of Service	72.1	47.4
SG&A	31.2	34.5
Depreciation and amortization	14.5	13.4
Amortization of deferred credit from acquired tax benefits	(9.6)	(13.6)

Operating income	78.0	71.8

Net interest income	3.4	1.7
Income tax provision	11.4	22.7
Other (Income) / Expense	12.2	0.8

Net income	$57.8	$50.0

KEY METRICS (subscriber metrics in thousands)

Homes passed	2,100	1,992

Video subs	558	509
Data subs	153	126

EBITDA (1)	$82.9	$71.6

(1)	For comparative purposes, RCN defines Megacable, S.A. de C.V. EBITDA as Operating Income, plus depreciation and amortization, plus amortization of deferred credit from acquired tax benefits.

MEGACABLE, S.A. DE C.V. AND SUBSIDIARIES

CONDENSED FINANCIAL RESULTS (UNAUDITED) AND SELECTED METRICS

(Dollars in millions)

BALANCE SHEET

	2004	2003
Cash and equivalents	$82.1	$58.5
Current assets	32.0	38.4
Property, plant and equipment	109.8	104.0
Intangibles	56.0	60.1
Other long term assets	40.2	17.1

Total Assets	$320.1	$278.1

Current liabilities	$54.6	$54.1
Long term debt	3.9	9.0
Deferred income tax	26.5	30.1
Other long term liabilities	4.6	14.1

Total liabilities	89.6	107.3

Minority interest	4.4	2.7
Stockholders equity	226.1	168.1

Total Liabilities and Stockholders Equity	$320.1	$278.1

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